Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-232803, 333-214240, 333-183126, 333-152455, 333-146025, 333-122370, 333-119015, 333-112135, 333-102676, 333-86270, 333-59564, 333-42194, 333-83083, 333-69871, 333-56381, 333-258247, 333-291784 and 333-293088 on Form S-8 of our reports dated February 6, 2026, relating to the financial statements of Power Integrations, Inc. and the effectiveness of Power Integrations, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 6, 2026